As filed with the Securities and Exchange Commission on June 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1051192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 WEST 42ND STREET,

NEW YORK, NEW YORK 10036

(212) 461-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES R. HUBBARD

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL

AND CORPORATE SECRETARY

CIT GROUP INC.

1 CIT DRIVE

LIVINGSTON, NEW JERSEY 07039

(973) 740-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JOHN E. ESTES SULLIVAN & CROMWELL LLP 125 BROAD STREET NEW YORK, NY 10004 (212) 558-4000	JAMES J. CLARK SUSANNA M. SUH CAHILL GORDON & REINDEL LLP EIGHTY PINE STREET NEW YORK, NY 10005-1702 (212) 701-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Senior Debt Securities(3)
Subordinated Debt Securities(4)
Common Stock, par value $0.01 per share(5)
Preferred Stock, par value $0.01 per share(6)
Warrants(7)

(1)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices by CIT Group Inc., or, in the case of Common Stock, par value $0.01 per share, of CIT Group Inc., by Selling Securityholders. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

The proposed maximum aggregate offering price per security will be determined from time to time by CIT Group Inc. in connection with offers and sales of securities registered under this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, CIT Group Inc. is deferring payment of all of the registration fees. The filing fee will be paid subsequently on a pay-as-you-go basis.

(3)

Includes senior debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for senior debt securities, including upon the exercise of warrants.

(4)

Includes subordinated debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for subordinated debt securities, including upon the exercise of warrants.

(5)

Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(6)

Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(7)

Warrants may represent rights to purchase senior debt securities, subordinated debt securities, preferred stock or common stock registered hereunder. Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock or common stock.

PROSPECTUS

CIT GROUP INC.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

CIT Group Inc. may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, or any combination thereof. The IMB Holdco LLC interest holders listed on the signature pages (the “OneWest Holders”) to the Stockholders Agreement, dated July 21, 2014 (the “Stockholders Agreement”), among CIT Group Inc. and the OneWest Holders, or in certain cases, other permitted transferees of registration rights held by the OneWest Holders (any such permitted transferees, together with the OneWest Holders, the “OneWest Selling Securityholders”) may offer and sell shares of common stock issued in connection with the Stockholders Agreement, and Mutual of Omaha Insurance Company, a Nebraska corporation (“MOIC,” and together with the OneWest Selling Securityholders, the “Selling Securityholders”), as a party to the Registration Rights Agreement, dated January 1, 2020 (the “Registration Rights Agreement”), by and between CIT Group Inc. and MOIC, may offer and sell shares of common stock issued in connection with the Registration Rights Agreement, in each case, from time to time in amounts, at prices and on other terms to be determined at the time of the applicable offering. We or any Selling Securityholder may sell the securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on an immediate, continuous, or delayed basis. See “Plan of Distribution.”

We will provide the specific terms and prices of the securities that we may offer and the names of any underwriters, dealers, or agents involved in the sale of any securities in supplements to this prospectus. Information about any Selling Securityholder and its resale of shares of Common Stock, including the relationship between such Selling Securityholder and CIT Group Inc. and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement, if required. The prospectus supplements may also add to, update, or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT”.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

These securities are not bank deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, instrumentality, or authority.

None of the Securities and Exchange Commission, any state securities commission, the Federal Reserve or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2020

Neither we nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectuses prepared by, or on behalf of, us or to which we have referred you. Neither we nor any Selling Securityholder, underwriter, dealer, or agent takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus is accurate only as of the date of those documents, regardless of the time of delivery of those documents or any of the securities.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf-registration process or continuous offering process. Under this shelf-registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, and any Selling Securityholder may sell our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell or issue securities, we will provide a prospectus supplement, and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. References to a prospectus supplement in this prospectus may also refer to an applicable pricing supplement. Such prospectus supplement and any applicable pricing supplement may also add to, update, or change any of the information contained in this prospectus. Such prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement. You should read this prospectus, any applicable prospectus supplement, and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website www.sec.gov mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our,” and “the Company” refer to CIT Group Inc. and not any of its subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We make inactive textual references of our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.cit.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished (such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K), under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 20, 2020 (the “2019 10-K”);

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the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2019, provided in our Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders, filed on April 2, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 5, 2020 (the “2020 First Quarter Form 10-Q”);

•	our Current Reports on Form 8-K filed on January 2, 2020 (Items 2.01 and 3.02 only); January 22, 2020; April 16, 2020; May 1, 2020; May 13, 2020; May 26, 2020; June 16, 2020; and June 19, 2020;

•	our Registration Statement on Form 8-A filed on December 9, 2009 (to the extent not superseded by the information contained herein under the caption “Description of Capital Stock”); and

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our Registration Statement on Form 8-A for Series B Preferred Stock to be offered on an exchange filed on November 12, 2019 (to the extent not superseded by the information contained herein under the caption “Description of Capital Stock”).

You may request a copy of these filings at no cost from our Investor Relations Department, 11 West 42nd Street, New York, New York 10036, toll free telephone 1-866-54-CITIR (1-866-542-4847), or you may obtain them from our website www.ir.cit.com. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement, and other written reports and oral statements made from time to time by the Company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target,” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

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our liquidity risk and capital management, including our capital plan, leverage, capital ratios, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, to repay secured and unsecured debt, to issue qualifying capital instruments, including Tier 1 qualifying preferred stock and Tier 2 qualifying subordinated debt, and for a return of capital,

•	recent accounting pronouncements and their estimated impact on our business or financial performance,

•	our plans to change our funding mix, to access new sources of funding, and to broaden our deposit taking capabilities and expand our treasury management services,

•	our pending or potential acquisition and disposition plans, and the integration and restructuring risks inherent in such acquisitions,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs and net finance revenue,

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our operational risks, including risk of operational errors, failure of operational controls, cybersecurity risks, success of systems enhancements and expansion of risk management and control functions,

•	our mix of portfolio asset classes, including changes resulting from growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business and customer retention,

•	our legal risks, including the enforceability of our agreements, the impact of legal proceedings, and the impact of changes in laws and regulations,

•	our growth rates, and

•	our commitments to extend credit or purchase equipment.

Forward-looking statements also include statements relating to our continuing response to the COVID-19 pandemic. These statements include, but are not limited to, statements about:

•	the implementation of our business continuity plan, including the ability of our employees to work remotely and the effectiveness of our systems and other critical technology;

•	our ability to staff our branches and other operations that cannot be operated remotely;

•	our ability to maintain and operate our systems supporting our customers, including ongoing access to online banking resources;

•	the potential effectiveness of relief measures for customers affected by COVID-19;

•	the anticipated levels at which customers will draw on outstanding lines of credit;

•	the strength of our capital and liquidity positions, the availability of contingent liquidity sources, and our ability to accurately predict capital and liquidity needs;

•	the strength of our lending portfolios and the adequacy of our allowance for credit losses; and

•	future opportunities after the COVID-19 pandemic subsides.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements expressed or implied in these statements. Forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page 6 of this prospectus and under the caption “Risk Factors” in our 2019 10-K and our 2020 First Quarter Form 10-Q, as updated by our subsequent and future filings with the SEC, that could cause such differences include, but are not limited to:

•	risks inherent in deposit funding, including reducing reliance on brokered deposits, increasing retail non-maturity accounts, and expanding treasury management services,

•	risks inherent in capital markets, including liquidity, changes in market interest rates and quality spreads, and our access to secured and unsecured debt markets,

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risks inherent in a return of capital, including risks related to obtaining regulatory approval, the nature and allocation among different methods of returning capital, and the amount and timing of any capital return,

•	risks of actual or perceived economic slowdown, downturn, or recession, including slowdown in customer demand for credit or increases in non-accrual loans or default rates,

•	industry cycles and trends, including in oil and gas, power and energy, telecommunications, information technology, and commercial and residential real estate,

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uncertainties associated with risk management, including evaluating credit, adequacy of reserves for credit losses, prepayment risk, asset/liability risk, interest rate and currency risks, and cybersecurity risks,

•	risks of implementing new processes, procedures, and systems,

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risks associated with the value and recoverability of leased equipment and related lease residual values, including railcars, telecommunication towers, technology and office equipment, information technology equipment, including data centers, and large and small industrial, medical, and transportation equipment,

•	risks of failing to achieve the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of goodwill accounting or fair value accounting in volatile markets,

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regulatory changes and developments, including changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment or changes in the regulatory environment, whether due to events or factors specific to CIT, or other large multi-national or regional banks, or the industry in general,

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risks associated with dispositions of businesses or asset portfolios, including how to replace the income associated with such businesses or asset portfolios and the risk of residual liabilities from such businesses or portfolios,

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risks associated with acquisitions of businesses or asset portfolios, including integrating technology and operations, merging cultures and reducing duplication in personnel, policies, internal controls, and systems; and

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the duration, extent and severity of the recent COVID-19 (coronavirus) pandemic, as well as the responses of federal, state and local governments to the pandemic, including its impacts across our business, operations and employees as well as its effect on our customers and service providers and on economies and markets more generally.

Any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein or therein may turn out to be wrong, and there are no guarantees regarding our performance. We do not assume responsibility for the accuracy and completeness of any of these forward-looking statements. We do not assume the obligation to update any forward-looking statement for any reason.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors included in the prospectus supplement or incorporated by reference from our 2019 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity, or results of operations could be materially adversely affected by any of these risks. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of any securities for general corporate purposes and/or to refinance outstanding indebtedness. CIT has not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries.

We will not receive any of the proceeds from the sale of shares of common stock by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. The following description of the indentures and our debt securities is only a summary of the material terms, does not purport to be complete, and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal, and other terms, as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series, and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

General

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities. We may issue an unlimited aggregate principal amount of senior debt securities pursuant to the indenture, dated as of March 15, 2012 (the “Senior Indenture”), among CIT and Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar, and authenticating agent. The Senior Indenture may be amended or supplemented from time to time. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the senior debt securities will not be secured by any property or assets of CIT. Thus, by owning a senior debt security, you are one of our unsecured creditors.

We may issue an unlimited amount of subordinated debt securities from time to time pursuant to the subordinated debt indenture, dated as of March 9, 2018 (the “Subordinated Indenture”), among CIT, the Trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Subordinated Indenture may be amended or supplemented from time to time. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the subordinated debt securities will not be secured by any property or assets of CIT. Thus, by owning a subordinated debt security, you are one of our unsecured subordinated creditors.

The Senior Indenture and the Subordinated Indenture (each, an “Indenture” and together, the “Indentures”) are substantially identical, except for the covenants described below under “—Certain Covenants Applicable to Our Senior Debt Securities”, which are included only in the Senior Indenture, the provisions relating to subordination described below under “—Subordination”, which are included only in the Subordinated Indenture, the provisions relating to amendments and supplements to each Indenture described below under “—Amendment, Supplement, and Waiver” and the events of default applicable to each Indenture described below under “—Events of Default; Acceleration of Payment; Limitation on Suits”. We urge you to read the Indentures, including any supplements, in their entirety because the applicable Indenture, and not this description, will define your rights as a beneficial holder of debt securities.

We are a Holding Company

We conduct a substantial portion of our operations primarily through our subsidiaries, and our subsidiaries hold a substantial portion of our assets. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the cash flow and earnings of our subsidiaries and the distribution or other payment of these cash flows and earnings to us in the form of dividends, loans, or advances and repayment to us of loans and advances made to our subsidiaries by us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of such subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

Debt Securities

The following summary of the material provisions of the Indentures are qualified in their entirety by the provisions of the applicable Indenture, including definitions of certain terms used in the Indentures. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series.

Senior debt securities will rank equally in right of payment with our other senior indebtedness and ahead in right of payment of our subordinated debt securities. Any of our secured indebtedness will rank ahead in liquidation of the senior debt securities to the extent of the value of the assets securing such indebtedness.

Issuance in Series

We may issue debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

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if such debt securities are to be issuable as Registered Securities, as Bearer Securities, or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons, or both, and any restrictions applicable to the offer, sale, or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

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if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the applicable Indenture, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any such global debt security;

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if any of such debt securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

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if any of such debt securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive debt securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer, or exchange, and where any such debt securities may be surrendered for conversion or exchange;

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if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at CIT’s option;

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provisions specifying whether CIT will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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if other than the principal amount, the percentage of the principal amount (or the method by which such percentage will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

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provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula, or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•

any addition to, elimination of, or other change in the defaults or covenants of CIT with respect to such debt securities and any change in the rights of the trustee or the required holders of such debt securities to declare the principal thereof due and payable;

•	terms specifying whether the provisions described below under “-Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner, and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable Indenture.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue additional debt securities of any series having the same terms and conditions as the previously issued debt securities of such series in all respects, except for the issue date, and in some cases the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued debt securities of that series; provided that any additional debt securities will only have the same CUSIP number as the original securities if they are fungible with the original securities for U.S. federal income tax purposes.

Subordination

The payment of the principal of, premium (if any) on, and interest on subordinated debt securities will be expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture and any amendments or supplements that we may enter into with the Trustee, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture.

The Subordinated Indenture provides that, unless all principal of and any premium or interest on all senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar case or proceeding pursuant to any Bankruptcy Law, or any proceeding in connection therewith, relative to the Company or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company (any “Bankruptcy Proceeding”); or

•

(i) either (a) in the event and during the continuation of any default in the payment of principal of, or premium (if any) or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee or other authorized party on their behalf) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (i)(a) or (i)(b), the default or event of default described therein has been cured or waived or ceased to exist and any related acceleration has been rescinded), and (ii) either (a) any default or event of default described in clause (i)(a) or (i)(b) is subject of a judicial proceeding or (b) we or the Trustee under the Subordinated Indenture receives notice of such default or event of default from a Person specified in the Subordinated Indenture.

In such events, all holders of senior indebtedness will be entitled to receive payment in full of all amounts due before holders of subordinated debt securities will be entitled to receive any payment of principal, interest, or other amounts due on their subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If a deposit is made with the Trustee under the Subordinated Indenture in compliance with the provisions described under “—Satisfaction and Discharge”, and at the time of such deposit and during the 90 days following such deposit no Bankruptcy Proceeding shall occur and no default or event of default described in clause (i)(a) or (i)(b) in the second preceding paragraph shall occur, the subordination provisions described herein shall not apply to any funds so deposited, and such funds shall not be subject to any rights of holders of senior indebtedness.

The term “senior indebtedness” means the principal of, premium, if any, on and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to CIT) on and any other payment due pursuant to any of the following, whether incurred prior to, on, or after the date of the offering of a series of subordinated debt securities:

•

all obligations of CIT (other than obligations pursuant to the subordinated debt securities of any series and obligations pursuant to the Subordinated Indenture with respect thereto) for money borrowed;

•

all obligations of CIT evidenced by securities, notes, debentures, bonds, or other similar instruments (other than any series of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all capital lease obligations of CIT;

•

all obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, banker’s acceptance, security purchase facilities, and similar credit transactions;

•

all obligations of CIT issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which CIT or any of its Subsidiaries has agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

all obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and similar financial instruments; and

•

all obligations of the type referred to in the preceding bullet points of another person the payment of which, in either case, CIT has assumed or guaranteed or for which CIT is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor, or otherwise;

provided that “senior indebtedness” shall not include (i) all Capital Stock of CIT, (ii) all obligations to trade creditors created or assumed by CIT in the ordinary course of business, (iii) any obligation of CIT to any Subsidiary of CIT or to any Person with respect to which CIT is a Subsidiary and (iv) all indebtedness that (x) expressly states that it is junior to or ranks equally in right of payment with the subordinated debt securities or (y) is identified as junior to, or equal in right of payment with, the subordinated debt securities in any board resolution establishing such series of subordinated debt securities or in any supplemental indenture.

If any Bankruptcy Proceeding shall occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other indebtedness ranking pari passu in right of payment with the subordinated debt securities will be entitled to receive from our remaining assets any principal of, or premium or interest on the subordinated debt securities, and such other obligations due at that time before we make any payment or other distribution on account of any of our Capital Stock or obligations ranking junior to the subordinated debt securities.

If we make a payment or distribution to holders of the subordinated debt securities before we have paid all of the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee, or other person distributing our assets for payment of the senior indebtedness.

Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification, or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities. The Subordinated Indenture places no limitation on the amount of senior or subordinated indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior or subordinated indebtedness.

In addition, the subordinated debt securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Certain Covenants Applicable to Our Debt Securities

Consolidation, Merger, or Sale

CIT will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (ii) sell, assign, transfer, convey, lease, or otherwise dispose of all or substantially all of the properties or assets of CIT and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

•

either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance, or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance, or other applicable disposition has been made assumes by contract or operation of law all the obligations of CIT under the debt securities and the Indentures pursuant to agreements reasonably satisfactory to the Trustee; and

•	immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

This “Consolidation, Merger, or Sale” covenant will not apply to:

•	a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease, or other disposition of assets between or among CIT and its Subsidiaries.

Certain Covenants Applicable to Our Senior Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following covenants will apply with respect to each series of senior debt securities issued under the Senior Indenture.

Negative Pledge Applicable to Senior Debt Securities

The Senior Indenture does not limit the amount of other securities that CIT or its Subsidiaries may issue. However, the Senior Indenture contains a “Negative Pledge” that provides that after the date of the execution and delivery of the supplemental indenture and so long as any senior debt securities shall be outstanding, CIT will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed, or guaranteed by CIT without thereby expressly securing the due and punctual payment of the principal of and interest on the senior debt securities equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

•	Liens existing on the Issue Date;

•	CIT from creating, incurring, or suffering to exist upon any of its property or assets any Lien in favor of any of its Subsidiaries;

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CIT (i) from creating, incurring, or suffering to exist a purchase money Lien upon any such property, assets, Capital Stock, or Indebtedness acquired by CIT prior to, at the time of, or within one year after (a) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property), or commencement of commercial operation of such property or (b) in the case of shares of Capital Stock, Indebtedness, or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property, or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by CIT, or (iii) from creating, incurring, or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with CIT (or becomes a Subsidiary of CIT) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to CIT;

•

CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department, or other instrumentality thereof, to secure, progress, advance, or make other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions, or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

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CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit, Rate Management Transactions, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

•	CIT from creating, incurring, or suffering to exist Liens upon any real property acquired or constructed by CIT primarily for use in the conduct of its business;

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CIT from entering into any arrangement with any Person providing for the leasing by CIT of any property or assets, which property or assets have been or will be sold or transferred by CIT to such Person with the intention that such property or assets will be leased back to CIT, if the obligations in respect of such lease would not be included as liabilities on its consolidated balance sheet;

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CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with its engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by CIT at the time of or at any time after, the purchase or other acquisition by CIT of the properties subject to such leases;

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CIT from creating, incurring, or suffering to exist (i) other consensual Liens in the ordinary course of its business that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on its consolidated balance sheet, or (ii) Liens created by CIT in connection with any transaction intended by CIT to be a sale of its property or assets, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets, and/or the proceeds of such property or assets;

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CIT from creating, incurring, or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

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any extension, renewal, refinancing, or replacement (or successive extensions, renewals, refinancings, or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing, or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced, or replaced (plus improvements on such property); and

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CIT from creating, incurring, or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause, an amount equal to the greater of (x) $900 million and (y) 10% of the excess of its consolidated total assets over its consolidated liabilities, as shown on its balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

For the purposes of this covenant described under the caption “Negative Pledge,” any contract by which title is retained as security (whether by lease, purchase, title retention agreement, or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this covenant described under the caption “Negative Pledge” or in the Senior Indenture shall prevent or be deemed to prohibit the creation, assumption, or guaranty by CIT of any Indebtedness not secured by a Lien or the issuance by CIT of any debentures, notes, or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by CIT into any contract, document, agreement, or instrument (which shall include bank credit facilities, Rate Management Transactions, and loan agreements), in the ordinary course of business or otherwise, which contract, document, agreement, or instrument may provide for or contain a right of set-off or other similar right between CIT and such other party to the contract, document, agreement, or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in the Senior Indenture.

Events of Default; Acceleration of Payment; Limitation on Suits

Each of the following is an “Event of Default” with respect to each series of our senior debt securities under the Senior Indenture, unless otherwise stated in a prospectus supplement:

•	default for 30 days in the payment when due of interest on the debt securities of such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of such series;

•	failure for three business days by CIT to comply with the provisions described under the caption “-Certain Covenants Applicable to Our Debt Securities-Consolidation, Merger, or Sale”;

•

failure by CIT for 60 days after written notice to CIT by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series outstanding voting as a single class to comply with any of the other agreements in the Senior Indenture;

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default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT (or the payment of which is guaranteed by CIT), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is a Payment Default; or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

•

failure by CIT to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged, or stayed for a period of 60 days; and

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(i) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (a) is for relief against CIT in an involuntary case; (b) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (c) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; or (ii) the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default under the Senior Indenture relating to bankruptcy proceedings, all outstanding senior debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of any series, by notice to CIT, may declare all the debt securities of such series to be due and payable immediately.

Each of the following is an “Event of Default” with respect to each series of our subordinated debt securities under the Subordinated Indenture, unless otherwise stated in a prospectus supplement:

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a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (i) is for relief against CIT in an involuntary case; (ii) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (iii) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; and

•

the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default under the Subordinated Indenture, all outstanding senior debt securities will become due and payable immediately without further action or notice.

There is no right of acceleration in the case of a default in the payment of principal of, premium (if any) on, or interest on our subordinated debt securities or in our nonperformance or breach of any other covenant or warranty under the subordinated debt securities or the Subordinated Indenture. If, under the Subordinated Indenture, a Default occurs that is not also an Event of Default, neither the Trustee nor the holders of our debt securities may act to accelerate the maturity of the subordinated debt securities of such series. But if a Default under the Subordinated Indenture occurs, the Trustee may proceed to enforce any covenant and other rights of the holders of the debt securities of such series. Furthermore, if the Default relates to our failure to make any payment of interest due and payable, and such Default continues for 30 days or such Default is made in the payment of the principal or any premium at its maturity, then the Trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an Event of Default under the Subordinated Indenture will be subject to the restrictions on the subordinated debt securities described below under “— Subordination”.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from holders of the debt securities notice of any continuing Default or Event of Default so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers (as defined in the applicable Indenture) of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debt securities of such series, except a Default or Event of Default relating to the payment of principal, interest, or premium, if any.

Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any holders of debt securities unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability, or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a debt security of such series may pursue any remedy with respect to the applicable Indenture or such debt securities unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee to pursue the remedy;

•	such holders of debt securities have offered the Trustee reasonable security or indemnity against any loss, liability, or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•

holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series by notice to the Trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the debt securities of such series.

CIT is required to deliver to the Trustee annually a statement regarding compliance with the Indentures. Within 30 days after becoming aware of any Default or Event of Default, CIT is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Amendment, Supplement, and Waiver

Except as provided in the succeeding paragraphs, the debt securities of any series and the applicable Indenture as it relates to such series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture or the instruments evidencing debt securities with respect to any series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of debt securities affected, an amendment, supplement, or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement, or waiver;

•	reduce the principal of or change the fixed maturity of any debt securities or reduce the redemption price of any debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt securities;

•

waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the debt securities (except, to the extent applicable, a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the Payment Default that resulted from such acceleration);

•	make any debt securities payable in money other than U.S. dollars;

•

make any change in the provisions of the applicable Indenture relating to waivers of past Defaults (except to increase the percentage of holders required to consent to such waiver or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby) or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, CIT and the Trustee may amend or supplement the Indentures or the debt securities:

•	to cure any ambiguity, defect, or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of CIT’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of CIT’s assets;

•

to make any change that would provide any additional rights or benefits to the holders of such debt securities, increase the interest rate applicable to any series of the debt securities, or that does not adversely affect the legal rights under the applicable Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to conform the text of the applicable Indenture or the debt securities to any provision of this “Description of Debt Securities” in a prospectus supplement applicable to any series of debt securities; and

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable Indenture as of the date of the applicable Indenture.

The consent of the holders of debt securities is not necessary under the Indentures to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Legal Defeasance and Covenant Defeasance

CIT may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior debt securities of any series (“Legal Defeasance”) except for:

•

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest and premium, if any, on, such senior debt securities when such payments are due from the trust referred to below;

•

CIT’s obligations with respect to the debt securities of such series concerning issuing temporary certificates for the debt securities, registration of debt securities, mutilated, destroyed, lost, or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the Trustee, and CIT’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the Senior Indenture.

In addition, CIT may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Senior Indenture with respect to the senior debt securities of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation, and insolvency events) described under “—Events of Default; Acceleration of Payment; Limitation on Suits” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior debt securities of any series:

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CIT must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of

Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the then outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) CIT has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Indenture) to which CIT is a party or by which CIT is bound;

•

CIT must deliver to the Trustee an officers’ certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the debt securities of such series over the other creditors of CIT with the intent of defeating, hindering, delaying, or defrauding any creditors of CIT or others; and

•

CIT must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indentures will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:

(1)    either:

(a)    all debt securities of such series that have been authenticated, except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(b)    all debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the debt securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(2)    with respect to such series of debt securities, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which CIT is a party or by which CIT is bound;

(3)    CIT paid or caused to be paid all sums payable by it under the applicable Indenture with respect to the debt securities of such series; and

(4)    CIT has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or on the redemption date, as the case may be.

In addition, CIT must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wilmington Trust, National Association will act as Trustee under the Senior Indenture and the Subordinated Indenture, as permitted by the terms thereof, unless the Company elects to appoint a different trustee with respect to a relevant series of debt securities as described in the applicable prospectus supplement. At all times, the Trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The Trustee may resign at any time by giving us written notice or may be removed as Trustee with respect to any series of outstanding debt securities:

•	by act of the holders of a majority in principal amount of such series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof, or the District of Columbia; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy, insolvency, or reorganization.

If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any cause, CIT, by or pursuant to a board resolution, will promptly appoint a successor Trustee with respect to the debt securities of such series. CIT will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the Trustee with respect to the debt securities of such series and each appointment of a successor Trustee. Upon the appointment of any successor Trustee, CIT, the retiring Trustee, and such successor Trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the relevant series of debt securities.

The Trustee may be contacted at the following address: 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402.

Wilmington Trust, National Association and certain of its affiliates have in the past and may in the future provide banking, investment, and other services to CIT.

New York Law to Govern

The Indentures are governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Definitions Applicable to the Indentures

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise. For purposes of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings. In no event shall any Person acquired or formed in connection with a workout, restructuring, or foreclosure in the ordinary course of business be considered an “Affiliate” of CIT or any of its Subsidiaries.

“Bankruptcy Custodian” means any receiver, Trustee, assignee, liquidator, or other similar official under any Bankruptcy Law.

“Bankruptcy Law” means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to the Indentures which is payable to bearer.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Cash” means money, currency, or a credit balance in any demand or deposit account.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means

(i)    with respect to the Senior Indenture, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; and

(ii)    with respect to the Subordinated Indenture, any one of the following events (whatever the reason for such default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture with respect to such series of subordinated debt securities or an amendment:

(a)    an Event of Default with respect to any series of subordinated debt securities;

(b)    default is made in the payment of any installment of interest on the subordinated debt securities or any interest coupon appertaining thereto (in the case of a bearer security) when such interest shall have become due and payable and such default continues for a period of 30 days;

(c)    default is made in the payment of the principal of or any premium on any subordinated debt security at its Maturity or upon any redemption or by declaration or otherwise;

(d)    a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(1)    is for relief against the Company in an involuntary case; or

(2)    appoints a Bankruptcy Custodian of the Company or for all or substantially all of the property of the Company; or

(3)    orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days;

(e)    the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company under any such applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action or the admitting in writing by the Company of its inability to pay its debts generally as they become due;

(f)    default in the performance, or breach, of any covenant or warranty of the Company in the Subordinated Indenture or any subordinated debt security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this definition specifically dealt with or which is expressly included in the Subordinated Indenture solely for the benefit of debt securities other than subordinated debt securities of such series; it being understood that to the extent a covenant or warranty is applicable solely to debt securities other than subordinated debt securities of such series, a default in the performance, or breach, of any such covenant or warranty shall not result in a Default with respect to subordinated debt securities of such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Subordinated Indenture; or

(g)    any other Default provided with respect to subordinated debt securities of that series.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than obligations not for borrowed money and other than carriers’, warehousemen’s, mechanics’, repairmen’s, or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) that portion of capitalized lease obligations that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase, or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by us to any of its Subsidiaries or by any Subsidiary to CIT or by any Subsidiary to any other Subsidiary or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of the Senior Indenture, and (vii) obligations for which such Person is obligated in respect of a letter of credit.

For purposes of the Indentures, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statements of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases, or other financial or operating assets which have been sold or transferred by CIT or any Subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases, or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Issue Date” means, with respect to debt securities of any series, the original issue date of such debt securities.

“Maturity,” with respect to any subordinated debt securities, means the date on which the principal of such subordinated debt securities or an installment of principal becomes due and payable as provided in or pursuant to the Subordinated Indenture, whether on the date established by or pursuant to the Subordinated Indenture or such subordinated debt security as the fixed date on which the principal of such subordinated debt securities or such installment of principal or interest is, due and payable or by acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the date fixed for redemption by or pursuant to the Subordinated Indenture or such subordinated debt security.

“Payment Default” means a default caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of any applicable grace period on the date of such default.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, or other financial measures, or the purchase of credit default swaps.

“Registered Security” means any Security in the form established pursuant to the Indentures which is registered in a security register.

“Subsidiary” means, with respect to any specified Person:

(i)    any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, or trustees of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

DESCRIPTION OF CAPITAL STOCK

A brief summary of some of the provisions of our restated certificate of incorporation, amended and restated by-laws, and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete, and may be supplemented in prospectus supplements. We urge you to read our restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares, including: (i) 600,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of capital stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of stockholders entitled to vote voting together as a single class. As of June 23, 2020, we had outstanding 98,393,775 shares of our common stock, 325,000 shares of Series A Preferred Stock (as defined below) and 8,000,000 shares of Series B Preferred Stock (as defined below) outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors; consequently, the holders of a majority of the shares of common stock outstanding have the power to elect all of the directors then standing for election. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following two matters require the vote of holders of two-thirds of our outstanding capital stock entitled to vote in the election of directors: (i) amending, repealing, or adopting of by-laws by the stockholders and (ii) amending, repealing, or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of our common stock do not have any preemptive rights. There are no subscription, redemption, conversion, or sinking fund provisions with respect to our common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock that our Board of Directors may create, from time to time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution, or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations, and rights of the shares of each series, including:

•	the number of shares constituting each series;

•	the voting powers;

•	terms of redemption provisions, including any restrictions on redemption while dividends are in arrears;

•	terms of, and conditions upon, dividends payable to holders;

•	rights and preferences upon liquidation, dissolution, or winding-up; and

•	conversion and exchange rights.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution, or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On June 6, 2017, we filed a Certificate of Designation (“Certificate A”) with the Secretary of State of the State of Delaware, establishing the terms, rights, preferences, privileges, qualifications, restrictions, and limitations of a new series of preferred stock designated as the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

The Series A Preferred Stock ranks (i) senior, as to dividends and upon liquidation, dissolution, and winding-up, to the common stock of CIT and to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series A Preferred Stock or senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be; (ii) on a parity, as to dividends and upon liquidation, dissolution, and winding-up, with any class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be, including CIT’s Series B Preferred Stock; and (iii) junior, as to dividends and upon liquidation, dissolution, and winding-up, to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be.

Under the terms of the Series A Preferred Stock, the ability of CIT to pay dividends on, make distributions with respect to, or to redeem, purchase, or acquire CIT’s common stock or any other stock ranking junior to or on a parity with the Series A Preferred Stock, including CIT’s Series B Preferred Stock, is subject to restrictions in the event that CIT has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series A Preferred Stock for the most recently completed dividend period.

Holders of the Series A Preferred Stock are entitled to receive only when, as, and if declared by our Board of Directors or a duly authorized committee of the Board, on each dividend payment date, out of assets legally available for payment of dividends, non-cumulative cash dividends based on the liquidation preference at a rate equal to (i) 5.800% per annum for each dividend period from the original issue date of the shares of Series A Preferred Stock to, but excluding, June 15, 2022 and (ii) a floating rate per annum equal to three-month LIBOR as determined on the related dividend determination date plus a spread of 3.972% per annum for each dividend period from and after June 15, 2022. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series A Preferred Stock semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017 and ending on June 15, 2022 and, thereafter, quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on September 15, 2022.

The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series A Preferred Stock only to the extent CIT’s assets are available after satisfaction of all liabilities or obligations to creditors, if any, and subject to the rights of holders of any security ranking senior to the Series A Preferred Stock, and pro rata with any other shares of CIT’s capital stock ranking on a parity with the Series A Preferred Stock as to such distributions, including CIT’s Series B Preferred Stock. After payment of the full amount of the liquidating distribution, holders of the Series A Preferred Stock are not entitled to any further participation in any distribution of CIT’s assets.

The Series A Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund, or other similar provisions, and will remain outstanding unless redeemed at CIT’s option. CIT may redeem the Series A Preferred Stock at its option, at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022, or (ii) in whole but not in part, within 90 days following the occurrence of a “regulatory capital treatment event” (as described in Certificate A). Any redemption of the Series A Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System or any successor appropriate federal banking agency. The Series A Preferred Stock has no preemptive or conversion rights.

The Series A Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or issuing any capital stock ranking senior to the Series A Preferred Stock (or any securities convertible into or exchangeable for or evidencing the right to purchase any capital stock ranking senior to the Series A Preferred Stock), (ii) authorizing adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain dividend nonpayments, electing directors, (iv) certain other fundamental corporate events, and (v) as otherwise required under applicable law.

Series B Preferred Stock

On November 12, 2019, we filed a Certificate of Designation (“Certificate B”) with the Secretary of State of the State of Delaware, establishing the terms, rights, preferences, privileges, qualifications, restrictions, and limitations of a new series of preferred stock designated as the 5.625% Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”).

The Series B Preferred Stock ranks (i) senior, as to dividends and upon liquidation, dissolution, and winding-up, to the common stock of CIT and to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series B Preferred Stock or senior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be; (ii) on a parity, as to dividends and upon liquidation, dissolution, and winding-up, with any class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be, including CIT’s currently outstanding Series A Preferred Stock; and (iii) junior, as to dividends and upon liquidation, dissolution, and winding-up, to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be.

Under the terms of the Series B Preferred Stock, the ability of CIT to pay dividends on, make distributions with respect to, or to redeem, purchase, or acquire CIT’s common stock or any other stock ranking junior to or on a parity with the Series B Preferred Stock, including CIT’s currently outstanding Series A Preferred Stock, is subject to restrictions in the event that CIT has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series B Preferred Stock for the most recently completed dividend period.

Holders of the Series B Preferred Stock are entitled to receive only when, as, and if declared by our Board of Directors or a duly authorized committee of the Board, on each dividend payment date, out of assets legally available for payment of dividends, non-cumulative cash dividends based on the liquidation preference at a rate equal to 5.625% per annum for each dividend period from the original issue date of the shares of Series B Preferred Stock to, but excluding, the date of redemption (if any) of the Series B Preferred Stock. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series B Preferred Stock quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020.

The Series B Preferred Stock has a liquidation preference of $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series B Preferred Stock only to the extent CIT’s assets are available after satisfaction of all liabilities or obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to the Series B Preferred Stock, and pro rata with any other shares of CIT’s capital stock ranking on a parity with the Series B Preferred Stock as to such distributions, including the Series A Preferred Stock. After payment of the full amount of the liquidating distribution, holders of the Series B Preferred Stock are not entitled to any further participation in any distribution of CIT’s assets.

The Series B Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund, or other similar provisions, and will remain outstanding unless redeemed at CIT’s option. CIT may redeem the Series B Preferred Stock at its option, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends (without accumulation of any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2024, or (ii) in whole but not in part, within 90 days following the occurrence of a “regulatory capital treatment event” (as described in Certificate B). Any redemption of the Series B Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System or any successor appropriate federal banking agency. The Series B Preferred Stock has no preemptive or conversion rights.

The Series B Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or creating or issuing any capital stock ranking senior to the Series B Preferred Stock (or any securities convertible into or exchangeable for or evidencing the right to purchase any capital stock ranking senior to the Series B Preferred Stock), (ii) amending, altering or repealing the provisions of CIT’s certificate of incorporation so as to materially and adversely change the terms of the Series B Preferred Stock, (iii) in the case of certain dividend nonpayments, electing directors, (iv) certain other fundamental corporate events, and (v) as otherwise required under applicable law.

Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Applicable Law

Certain provisions of our restated certificate of incorporation and Delaware law applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our restated certificate of incorporation prohibits stockholders from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who together with affiliates and associates (i) owns 15% or more of a corporation’s voting stock or (ii) is an affiliate or associate of a corporation and was owner of 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, (a) shares owned by persons who are directors and officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. An amendment to the certificate of incorporation or by-laws of a corporation in order to “opt out” of Section 203 will not be effective until 12 months after adoption of such amendment. The “opt out” of Section 203 will not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to the adoption of such amendment. A by-law amendment adopted in order to “opt out” of Section 203 may not be further amended by the board of directors. We have not elected to “opt out” of Section 203.

Exclusive Forum

Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our restated certificate of incorporation or amended and restated by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitation of Liability and Indemnification of Directors and Officers

Our restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, (i) for liability under Section 174 of the DGCL, (ii) for any breach of the director’s duty of loyalty to us or our stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care unless permitted under the DGCL.

Our restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or any other enterprise, against all expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such action, suit, or proceeding.

In addition, we have entered into indemnification agreements with each of our directors and officers pursuant to which we will agree to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholders Agreement

Concurrent with our entry into the Agreement and Plan of Merger to acquire OneWest, which was completed on August 3, 2015, we entered into a Stockholders Agreement with the OneWest Holders, who collectively owned over 90% of OneWest’s common interests. Pursuant to the Stockholders Agreement, the OneWest Holders agreed not to, directly or indirectly, without the Company’s written consent, (i) form a “group” with other OneWest Holders with respect to any of our voting securities, (ii) otherwise act with other OneWest Holders to seek to control or influence our Board of Directors or management or policies, (iii) publicly disclose any intention or plan prohibited by or inconsistent with clauses (i) and (ii), (iv) transfer any shares of our common stock received in the merger for 90 days following the closing of the merger, subject to certain exceptions, (v) transfer more than half of each OneWest Holder’s shares of our common stock received in the merger for 180 days following the closing of the merger, subject to certain exceptions, or (vi) transfer any shares of our common stock received in the merger to a person or group who, to the knowledge of such OneWest Holder, would beneficially own 5% or more of the outstanding common stock following such transfer, subject to certain exceptions. The restrictions on each OneWest Holder remain in effect until such OneWest Holder owns 20% or less of the shares of our common stock received by such OneWest Holder in the merger.

Pursuant to the Stockholders Agreement, within 90 days following the closing of the merger, we were required to file one or more registration statements with the SEC covering the public resale of common stock beneficially owned by the OneWest Holders (the “registrable securities”). Following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities became entitled to request that we effect an underwritten offering of the registrable securities (a “takedown request”). We will not be obligated to effect more than one takedown request. If we are no longer eligible to use an automatic shelf registration statement as defined in Rule 405 under the Securities Act following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we file a registration statement and effect an underwritten offering of the registrable securities (a “demand registration”). We will not be obligated to effect more than one demand registration. In addition, following such 90th day after the closing of the merger, the OneWest Holders gained certain “piggyback” registration rights, pursuant to which they will be entitled to register the resale of its registrable securities alongside any offering of our common stock or other equity interests that we may undertake. The amount of securities we may offer may be subject to “cutback” in certain such registered offerings. These registration rights may be transferred by the OneWest Holders to any person or group to which transfer is permitted under the Stockholders Agreement. We will be responsible for the expenses associated with any sale under the agreement by the OneWest Holders, except for their legal fees and underwriting discounts, selling commissions, and transfer taxes applicable to such sale. We agreed to indemnify the OneWest Holders in connection with certain Securities Act and Exchange Act liabilities. The Stockholders Agreement will terminate at such time as no registrable securities remain outstanding.

Registration Rights Agreement

Pursuant to the Agreement and Plan of Merger to acquire Mutual of Omaha Bank, formerly a federal savings bank and an indirect wholly-owned subsidiary of MOIC prior to the merger, which was completed on January 1, 2020, we entered into the Registration Rights Agreement, dated as of January 1, 2020, with MOIC.

Pursuant to the Registration Rights Agreement, within six months following the closing of the merger, we are required to file one or more registration statements with the SEC covering the public resale of certain common stock beneficially owned by MOIC (the “MOIC securities”). Following such six month-period after the closing of the merger, MOIC will become entitled to request that we effect an underwritten offering of the MOIC securities (an “MOIC takedown request”). We will not be obligated to effect more than two MOIC takedown requests. If we become no longer eligible to use an automatic shelf registration statement as defined in Rule 405 under the Securities Act following such six month-period after the closing of the merger, MOIC may request that we file a registration statement and effect an underwritten offering of the MOIC securities (an “MOIC demand registration”). We will not be obligated to effect more than one MOIC demand registration. In addition, following such six month-period after the closing of the merger, MOIC will gain certain “piggyback” registration rights, pursuant to which they will be entitled to register the resale of its MOIC securities alongside any offering of our common stock or other equity interests that we may undertake. The amount of securities we may offer may be subject to “cutback” in certain such registered offerings. These registration rights may be assigned by MOIC to any person or group with our prior written consent. We will be responsible for certain expenses associated with a sale under the agreement by MOIC, except for their underwriting discounts, fees and commissions, including fees and expenses of underwriters’ counsel, and transfer taxes applicable to such sale. We agreed to indemnify MOIC in connection with certain Securities Act and Exchange Act liabilities. The Registration Rights Agreement will terminate on the earliest of (x) the fifth anniversary of the closing of the merger, (y) the date on which the MOIC securities constitute less than 1% of the outstanding shares of our common stock and (z) the date on which the parties terminate the agreement by written consent.

Listing

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CIT” and our Series B Preferred Stock is listed on the NYSE under the symbol “CITPRB”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 43006, Providence, Rhode Island 02940.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock, or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount, and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement, and any applicable prospectus supplement in their entirety.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the senior debt securities, subordinated debt securities, common stock and preferred stock (together, the “Securities”) that we may offer. This section does not address the tax treatment of any warrants that we may offer. The tax treatment of such warrants will be discussed in an applicable prospectus supplement.

The discussion below is the opinion of Sullivan & Cromwell, LLP, counsel to the Company. It applies to you only if you acquire Securities in an initial offering and you hold your Securities as capital assets for United States federal income tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, United States federal tax consequences other than income tax consequences (such as estate and gift tax consequences), and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a regulated investment company,

•	a tax-exempt entity,

•	a person that owns Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Securities as part of a straddle or conversion transaction for tax purposes,

•	a partnership or other pass through entity for United States federal income tax purposes or an investor in such an entity,

•	a person that purchases or sells Securities as part of a wash sale for tax purposes,

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar

•	a person that is required to accelerate the recognition of any item of gross income with respect to a security as a result of such income being reported on an applicable financial statement, or

•	a United States expatriate.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change or different interpretations, possibly on a retroactive basis.

For purposes of this discussion, you are a “United States holder” if you are a beneficial owner of a Security and you are, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income tax regardless of its source, or

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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has a qualified election in effect to be treated as a United States person.

For purposes of this discussion, except as modified for estate tax purposes (as discussed below), you are a “non-United States holder” if you are the beneficial owner of a Security and you are, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States Holder.

If an entity treated as a partnership for United States federal income tax purposes holds Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership considering an investment in Securities should consult its own tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Please consult your own tax advisor concerning the consequences of owning Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that provide interest payments at a single fixed rate, that are due to mature more than one year but 30 years or less from the date on which they are issued and are not “contingent payment debt instruments” for United States federal income tax purposes. In addition, this subsection does not deal with (i) debt securities any stated interest on which may be payable in kind (i.e., that provides for any “PIK interest”); (ii) debt securities that are convertible into other securities of the Company and/or exchangeable for securities of the Company or other issuers; (iii) debt securities with respect to which less than the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities; (iv) debt securities that provide for pre-issuance accrued interest; (v) debt securities that are issued upon the exercise of warrants; (vi) debt securities with respect to which any event of default is deleted, modified, or added; and (vii) Bearer Securities. The United States federal income tax consequences of owning debt securities that are excluded from the discussion herein will be discussed in the applicable prospectus supplement.

This subsection applies only to debt securities issued at a single offering price that will not exceed the principal amount of such debt securities. If you purchase debt securities at a price other than the offering price, the amortizable bond premium, acquisition premium, or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of the debt securities in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local, or foreign taxing jurisdiction.

United States Holders

This subsection describes certain United States federal income tax consequences to a United States holder (as defined above). If you are a non-United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Stated Interest

Except as described below in the case of stated interest that is not qualified stated interest, as defined below under “— Original Issue Discount — General”, you will be taxed on any stated interest on your debt security as ordinary income at the time you receive the interest or when it accrues, depending on your regular method of accounting for United States federal income tax purposes.

Original Issue Discount

General. A debt security is treated as being issued with original issue discount (“OID”) if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price equals or exceeds a specified de minimis amount (1⁄4 of 1 percent of stated redemption price at maturity of the debt security multiplied by the number of complete years to its maturity). Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security.

Generally, if a debt security with OID matures more than one year from its date of issue, you would include the OID in income before you receive cash attributable to the OID. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income with respect to a taxable year by adding the daily portions of OID with respect to your debt security for each day during such taxable year that you hold your debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your debt security and you may vary the length of each accrual period over the term of your debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of stated interest on your debt security allocable to the accrual period.

You must determine the debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not stated interest payments.

If an interval between payments of stated interest on your debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of stated interest payable at the end of the interval, including any stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with special rules that govern contingent payment debt instruments. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

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in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

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in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of these calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Sale, Retirement and Other Taxable Disposition of Debt Securities

You generally will recognize gain or loss on the sale, retirement or other taxable disposition of your debt security equal to the difference (if any) between the amount you realize on such disposition, excluding any amounts attributable to accrued but unpaid stated interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. Your tax basis in your debt security is generally the cost you paid for the debt security, increased by any OID included in your income. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the debt security exceeds one year. Long-term capital gain recognized by a non-corporate United States holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders

This subsection describes certain United States federal income and estate tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “— United States Holders” above.

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a non-United States holder of a debt security:

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the applicable withholding agent generally would not be required to deduct United States withholding tax from, and you will not otherwise be subject to United States federal income tax on, payments of interest (which, for purposes of this discussion of non-United States holders, includes any OID) to you if:

(i)	you do not conduct a United States trade or business to which such interest is effectively connected,

(ii)	you do not actually or constructively own 10% or more of the stock possessing the total combined voting power of all classes of stock of the Company entitled to vote,

(iii)	you are not a controlled foreign corporation that is related to the Company through stock ownership,

(iv)

and the applicable withholding agent has received documentation establishing your exemption (generally, Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person).

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in the case of payments of interest, if you cannot meet any of the requirements listed above, such interest payments will generally be subject to withholding of United States federal income tax at a rate of 30%, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from (or reduction in) withholding under an applicable income tax treaty or a properly executed IRS Form W-8ECI claiming that the interest is effectively connected with your conduct of a United States trade or business. Such “effectively connected” interest will be taxed as described below.

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any gain that you recognize on the sale, exchange or other taxable disposition (including a retirement or redemption) of your debt security generally is not subject to United States federal income tax unless (i) you are an individual and are present in the United States for 183 or more days in the taxable year of the sale or exchange and certain other conditions exist, in which case any such gain (net of certain United States source losses) will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) or (ii) such gain is effectively connected with your conduct of a United States trade or business (which will be taxed as described below).

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with respect to any interest or gain that is effectively connected with your conduct of a United States trade or business, you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on your effectively connected earnings and profits, subject to adjustments.

Federal Estate Taxes

A debt security held by an individual who at death is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the stock possessing the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to certain foreign financial institutions, investment funds, and other non-United States persons, whether such person is an intermediary or beneficial owner, if such person fails to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities if you are, or hold your debt securities through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your debt securities through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the United States government to collect and provide to the United States tax authorities information about its accountholders (including certain investors in such institution) and to withhold on certain payments made to certain account holders, (ii) qualifies for an exception from the requirement to enter into such an agreement, or (iii) complies with the terms of an applicable intergovernmental agreement between the United States government and the jurisdiction in which such foreign financial institution operates and (2) if you are, or hold your debt securities through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect United States owners. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-United States financial institutions. You should consult your own tax advisors regarding the relevant United States law, intergovernmental agreements, and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a non-corporate United States holder, we and other payors are required to report to the IRS all payments of stated interest (and accruals of any OID) on your debt security. In addition, we and other payors are required to report to the IRS any payment of the proceeds of the sale, exchange or any taxable disposition (including any retirement or redemption) of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments of the foregoing amounts if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have become subject to backup withholding due to your prior failure to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of interest (including any OID) on your debt securities on IRS Form 1042-S. Payments of interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the disposition of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a non-United States. office of a broker will not be subject to information reporting or backup withholding. However, a disposition effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States, or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Taxation of Common Stock and Preferred Stock

This subsection summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock and preferred stock (together, “Stock”).

This subsection does not address (i) preferred stock that is convertible into, or exchangeable for, common stock of the Company; (ii) preferred stock that can be redeemed for an amount less than or in excess of the issue price of the preferred stock; or (iii) preferred stock that provides for a dividend rate other than a single fixed dividend rate. The United States federal income tax consequences of owning such Stock will be discussed in the applicable prospectus supplement.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder (as defined above). If you are non-United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Distributions Made with Respect to Stock

In general, if distributions are made with respect to Stock, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits, as determined for United States federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital reducing your tax basis in your Stock (determined separately for each share), and thereafter as capital gain, the tax treatment of which is discussed below under “—Sale, Exchange, or Redemption of Stock.” For purposes of the remainder of the discussion in this subsection, it is assumed that dividends paid on Stock will constitute dividends for United States federal income tax purposes.

If you are a corporation, subject to the discussion below under “—Limitations on Dividends-Received Deduction,” dividends that you receive on your Stock will generally be eligible for a 50% dividends-received deduction under the Code, if you will have held such shares, within the meaning of the second subsequent paragraph, for at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such shares became ex-dividend with respect to such dividend, or, if the dividend is in respect of preferred stock and is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the second subsequent paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend date.

Under current law, if you are an individual or other non-corporate United States holder, dividends that you receive on your Stock will generally be subject to reduced rates of taxation, if (i) you do not elect to treat the dividends as “investment income,” which may be offset by investment expense and (ii) you will have held such Stock, within the meaning of the next paragraph, for at least 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Stock become ex-dividend with respect to such dividend or, if the dividend is in respect of preferred stock and is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the next paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend date.

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced tax rates on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of your Stock or substantially identical stock or securities, (b) are the grantor of an option to buy such Stock or substantially identical stock or securities, or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In general, a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the dividends-received deduction, as well as the reduced maximum tax rate on dividends, are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

Limitations on Dividends-Received Deduction

If you are a corporation, you may not be entitled to take the 50% dividends-received deduction in all circumstances and, even if you are so entitled, you may be subject to special rules in respect of your ownership of Stock. Prospective corporate investors in Stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the Stock; and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.

Sale, Exchange, Redemption or Other Taxable Disposition of Stock

A sale, exchange, or other taxable disposition of your Stock, other than a redemption, will generally result in gain or loss equal to the difference, if any, between the amount realized upon the disposition and your adjusted tax basis in the Stock (determined separately for each share), which will generally equal your purchase price of the Stock, subject to reduction (if applicable) as described under the caption “—Distributions Made with Respect to Stock” above. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for Stock exceeds one year. Long-term capital gain recognized by a non-corporate United States holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of the Stock for cash will be treated as a sale or exchange, taxable as described in the preceding paragraph, if (i) the redemption is “not essentially equivalent to a dividend,” (ii) “substantially disproportionate” with respect to you, (iii) “in complete redemption” of your interest in the Stock, or, (iv) in the case of non-corporate United States holders, “in partial liquidation” of the Company, each of the above within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of Stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. If none of the above standards is satisfied, then a payment in redemption of Stock will be treated as a distribution subject to the tax treatment described above under “—Distributions Made with Respect to Stock.”

You should consult your own tax advisor regarding the characterization of a redemption payment under the rules described in this subsection and the consequences of such characterization to you.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Distributions Made with Respect to Stock

For purposes of this discussions of distributions to non-United States holders, it is assumed that all distributions will be treated as dividends for United States federal income tax purposes.

Except as described below, if you are a non-United States holder of Stock, distributions made to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the applicable withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) on distributions to you, unless you have furnished to the applicable withholding agent a valid IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments.

If you are eligible for a reduced rate of United States withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If distributions made to you are “effectively connected” with your conduct of a trade or business within the United States, unless an applicable income tax treaty applies, the applicable withholding agent generally is not required to withhold tax from such distributions, provided that you have furnished to the applicable withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

Dividends that are effectively connected with your conduct of a United States trade or business are generally taxed at rates applicable to United States holders. In addition, if you are a corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on your effectively connected earnings and profits, subject to adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of Stock

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a sale or exchange of your Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, in which case such gain will be taxed as described below,

•

you are an individual you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist (in which case any such gain (net of certain United States source losses) will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty)), or

•

we are or have been a United States real property holding corporation for United States federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of Stock that you are selling or exchanging (assuming such Stock is treated as regularly traded on an established securities market for United States federal income tax purposes) and you are not eligible for any treaty exemption.

Any gain that you recognize on a taxable disposition of your Stock that is effectively connected with your conduct of a United States trade or business will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on your effectively connected earnings and profits, subject to adjustments.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

As described above in more detail in “United States Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Stock,” under Section 302 of the Code, a redemption of Stock may, in certain circumstances, be treated as a dividend as opposed to as a sale of such Stock.

Federal Estate Taxes

Stock held by an individual who is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-United States persons, whether such person is an intermediary or beneficial owner, if such person fails to comply with certain information reporting requirements. Payments of dividends that you receive in respect of the Stock if you are, or hold your stock through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your stock through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the United States government to collect and provide to the United States tax authorities information about its accountholders (including certain investors in such institution) and to withhold on certain payments made to certain account holders, (ii) qualifies for an exception from the requirement to enter into such an agreement, or (iii) complies with the terms of an applicable intergovernmental agreement between the United States government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your stock through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect United States owners. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non- United States financial institutions. You should consult your own tax advisors regarding the relevant United States law, the intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a non-corporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and to the payment of proceeds to you from the sale or other taxable disposition of Stock. Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number on an applicable Form W-9 or are notified by the IRS that you have become subject to backup withholding due to a prior failure to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of dividends on your Stock on IRS Form 1042-S. In addition, payment of the proceeds from the sale or other taxable disposition of the Stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form, or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale or other taxable disposition of the Stock effected at a non-United States office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a non-United States office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States, or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus, and certain Selling Securityholders may sell common stock, in any of the following ways (or in any combination) from time to time in one or more transactions:

•	through underwriters, dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters, or remarketing firms;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents; or

•	any other method permitted pursuant to applicable law.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm, or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we or any Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us, any Selling Securityholder or others to settle such sales and may use securities received from us or any Selling Securityholder to close out any related short positions. We or any Selling Securityholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the net proceeds to be received by us or by any Selling Securityholders from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms, or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees, or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as agents for us or the Selling Securityholders, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Selling Securityholders and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the Selling Securityholders or through agents designated by us or the Selling Securityholders from time to time. In the case of securities sold directly by us or the Selling Securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the Selling Securityholders to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We and certain Selling Securityholders may authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the Selling Securityholders at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Agents, dealers, underwriters, and remarketing firms may be entitled, under agreements entered into by us and the Selling Securityholders, to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters, and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

A Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

BOOK-ENTRY PROCEDURES FOR DEBT SECURITIES

In this section we describe special considerations that will apply to registered debt securities issued in global, that is book-entry, form.

Global Securities

CIT may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the “Depositary,” and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global securities through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (in those capacities, the “U.S. Depositaries”), which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in such permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

CIT has been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised CIT that upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any Trustee, any agent of CIT, or any agent of a Trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

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the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and CIT does not appoint a successor Depositary within 90 days;

•	CIT, in its discretion, determines that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the indenture shall have occurred and be continuing, as described in the prospectus, and CIT, the Trustee, or the applicable registrar and paying agent notifies the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. CIT expects that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to CIT or the Trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. CIT may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If CIT issues definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If CIT issues definitive securities, CIT will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

CIT may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds received from CIT against presentation of the related security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of the securities for any purpose under the indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. As a result, each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

CIT understands that, under existing industry practices, in the event that CIT requests any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer, and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary facilitates the post-trade settlement among its participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depositary, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the SEC.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning the Depositary and the Depositary’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Clearstream and Clearstream’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Euroclear, the Euroclear Operator, the Cooperative, and Euroclear’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other hand, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

BENEFIT PLAN INVESTOR CONSIDERATIONS

For a discussion of considerations for certain benefit plan and similar investors subject to the Employment Retirement Income Security Act of 1974, as amended, or similar laws, see “Benefit Plan Investor Considerations” in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale of shares of our common stock by the OneWest Holders and MOIC pursuant to the Stockholders Agreement and the Registration Rights Agreement, respectively. In certain circumstances, the OneWest Holders are entitled to transfer their rights with respect to registration of such common stock, and MOIC is entitled to assign its rights with respect to registration of such common stock with our written consent, in which case this prospectus may also relate to resales by the transferee or assignee, as applicable, of such rights. In this prospectus, we refer to the OneWest Holders, MOIC and any such permitted transferee or assignee who offers or sells securities hereunder as a “Selling Securityholder.” See “Description of Capital Stock—Stockholders Agreement” and “Description of Capital Stock—Registration Rights Agreement.” Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The applicable prospectus supplement will also disclose whether any of the Selling Securityholders has held any position or office or had any other material relationship with us during the three years prior to the date of the prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon for the agents, underwriters, and dealers by Cahill Gordon & Reindel LLP, New York, New York. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by James R. Hubbard, Executive Vice President, General Counsel and Corporate Secretary of CIT, or another attorney employed within the CIT Law Department. Mr. Hubbard is regularly employed by CIT, may participate in CIT benefit or compensation plans under which he may receive restricted stock awards which settle in common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The financial statements as of and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus by reference from CIT’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of CIT’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by the registrant in connection with the offering of securities registered, other than underwriting compensation, are as follows:

SEC registration fee	$(1)
FINRA filing fee	(2)
Listing fee	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving expenses	(2)
Rating agencies	(2)
Transfer agent and registrar fees	(2)
Miscellaneous fees and expenses	(2)

Total	$(2)

(1)

To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

(2)

These fees and expenses (other than underwriting discounts and commissions) will be calculated in part based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time. Furthermore, not all of the listed expenses will be payable in connection with every offering. An estimate of the amount of aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct, which determination has been made (1) by a majority vote of the directors who were not parties to the action even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Our restated certificate of incorporation and amended and restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for liability under Section 174 of the DGCL, (ii) for any breach of the director’s duty of loyalty to us or our stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived an improper personal benefit.

In addition, we maintain liability insurance for our directors and officers.

We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

For information concerning the registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement for debt securities (incorporated by reference to Exhibit 1.1 of Registration Statement on Form S-3, filed on March 9, 2012, File No. 333-180015)

1.2	Form of Underwriting Agreement for common stock*

1.3	Form of Underwriting Agreement for preferred stock*

1.4	Form of Underwriting Agreement for warrants*

3.1	Fourth Restated Certificate of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Delaware on May 17, 2016 (incorporated by reference to Exhibit 3.1 to Form 8-K filed May 17, 2016, File No. 001-31369)

3.2	Amended and Restated By-Laws of the Company, as amended through May 10, 2016 (incorporated by reference to Exhibit 3.2 to Form 8-K filed May 17, 2016, File No. 001-31369)

4.1	Senior Debt Securities Indenture, dated as of March 15, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar, and authenticating agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed March 16, 2012, File No. 001-31369)

4.2	Third Supplemental Indenture, dated as of August 3, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar, and authenticating agent (including the Form of 4.25% Senior Unsecured Notes due 2017 and the Form of 5.00% Senior Unsecured Notes due 2022) (incorporated by reference to Exhibit 4.2 to Form 8-K filed August 3, 2012, File No. 001-31369)

4.3	Fourth Supplemental Indenture, dated as of August 1, 2013, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar, and authenticating agent (including the Form of 5.00% Senior Unsecured Notes due 2023) (incorporated by reference to Exhibit 4.2 to Form 8-K filed August 1, 2013, File No. 001-31369)

Exhibit Number	Description of Exhibits

4.4	Seventh Supplemental Indenture, dated as of March 9, 2018, by and among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 4.125% Senior Unsecured Notes due 2021 and Form of 5.250% Senior Unsecured Notes due 2025) (incorporated by reference to Exhibit 4.2 to Form 8-K filed March 12, 2018, File No. 001-31369)

4.5	Eighth Supplemental Indenture, dated as of August 17, 2018 by and among CIT Group Inc., Wilmington Trust National Association as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 4.750% Senior Unsecured Notes due 2024) (incorporated by reference to Exhibit 4.2 to Form 8-K filed August 17, 2018, File No. 001-31369)

4.6	Ninth Supplemental Indenture, dated as of June 19, 2020, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 3.929% Senior Unsecured Fixed-to-Floating Rate Notes due 2024) (incorporated by reference to Exhibit 4.2 to Form 8-K filed June 19, 2020, File No. 001-31369)

4.7	Subordinated Indenture, dated as of March 9, 2018, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (incorporated by reference to Exhibit 4.3 to Form 8-K filed March 12, 2018, File No. 001-31369)

4.8	First Supplemental Indenture, dated as of March 9, 2018, between CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 6.125% Subordinated Notes due 2028) (incorporated by reference to Exhibit 4.4 to Form 8-K filed March 12, 2018, File No. 001-31369)

4.9	Second Supplemental Indenture, dated as of November 13, 2019, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 4.125% Fixed-to-Fixed Rate Subordinated Notes due 2029) (incorporated by reference to Exhibit 4.2 to Form 8-K filed November 13, 2019, File No. 001-31369)

4.10	Stockholders Agreement, dated as of July 21, 2014, by and among CIT Group Inc. and the Seller parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed July 25, 2014, File No. 001-31369)

4.11	Registration Rights Agreement, dated as of January 1, 2020, by and among CIT Group Inc. and Mutual of Omaha Insurance Company (incorporated by reference to Exhibit 4.1 to Form 8-K filed January 2, 2020, File No. 001-31369)

4.12	Certificate of Designation of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of CIT Group Inc., dated June 6, 2017 (incorporated by reference to Exhibit 3.1 to Form 8-K filed June 7, 2017, File No. 001-31369)

4.13	Certificate of Designation of 5.625% Non-Cumulative Perpetual Preferred Stock, Series B of CIT Group Inc., dated November 12, 2019 (incorporated by reference to Exhibit 3.3 to Form 8-A filed November 12, 2019, File No. 001-31369)

4.14	Form of Preferred Stock Designation*

5.1	Opinion of Sullivan & Cromwell LLP

8.1	Tax Opinion of Sullivan & Cromwell LLP

Exhibit Number	Description of Exhibits

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee, for the Senior Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee, for the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    that, for the purpose of determining any liability under the Securities Act to any purchaser:

(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on June 26, 2020.

CIT GROUP INC.

By:	/s/ SARAH L. F. MCAVOY
Name: Sarah L. F. McAvoy
Title: Executive Vice President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints John Fawcett, James R. Hubbard, Shannon L. Bender and James P. Shanahan, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place, and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2020.

Signatures	Title

/S/ ELLEN R. ALEMANY Ellen R. Alemany	Chairwoman and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN FAWCETT John Fawcett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ EDWARD K. SPERLING Edward K. Sperling	Executive Vice President and Controller (Principal Accounting Officer)

/S/ MICHAEL L. BROSNAN Michael L. Brosnan	Director

/S/ MICHAEL A. CARPENTER Michael A. Carpenter	Director

Signatures	Title

/S/ DORENE C. DOMINGUEZ Dorene C. Dominguez	Director

/S/ ALAN L. FRANK Alan L. Frank	Director

/S/ WILLIAM M. FREEMAN William M. Freeman	Director

/S/ R. BRAD OATES R. Brad Oates	Director

/S/ GERALD ROSENFELD Gerald Rosenfeld	Director

/S/ JOHN RYAN John Ryan	Director

/S/ SHEILA A. STAMPS Sheila A. Stamps	Director

/S/ KHANH T. TRAN Khanh T. Tran	Director

/S/ LAURA S. UNGER Laura S. Unger	Director